UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

MONTEREY PASTA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-22534-LA	77-0227341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1528 Moffett Street Salinas, California 93905
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 753-6262

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Exhibits.

Exhibit No.	Description

99.1	July 29, 2003 Press Release by Monterey Pasta Company

Item 12. Results of Operations and Financial Condition.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On July 29, 2003, Monterey Pasta Company (the “Company”) issued a press release regarding the Company’s financial results for its second fiscal quarter ended June 29, 2003. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The attached press release presents proforma financial information adjusting year-to-date 2002 book taxation rate to the same rate as year-to-date 2003, which would otherwise have been stated at its historical value as required by GAAP.  The Company presents such non-GAAP information to facilitate evaluation by management, investors and analysts of its ongoing core operating businesses.  The Company’s management believes that the information adjusting the 2002 tax rate facilitates a more accurate comparison of the Company’s operating results on a year over year basis.  The financial information adjusting the 2002 tax rate should be considered in addition, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between total Monterey Pasta results and results adjusting the 2002 tax rate are presented in the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY PASTA COMPANY

Date: July 29, 2003	By:	/s/ Stephen L. Brinkman
Stephen L. Brinkman
Chief Financial Officer